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                     INDEPENDENT AUDITOR'S CONSENT


   We do hereby consent to the use of our report dated May 22, 1997 on the financial statements of Aas of December 31, 1996 included in and made part of the registration statement of American General Ventures, Inc. dated September 9, 1997.

September 9, 1997

/s/   Winter, Scheifley & Associates, P.C.
Certified Public Accountant